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                                                                EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Joint Registration Statement No. 33-14292 of Starwood Lodging Trust and Starwood Lodging Corporation (the "Companies") on Form S-8 of our report dated March 24, 1995 appearing in this Joint Annual Report on Form 10-K of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Los Angeles, California

March 24, 1995